UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 3, 2006

NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

ITEM 1.01      Entry into a Material Definitive Agreement
On February 3, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved changes to the cash compensation paid to certain executive officers of the Company, which included the following changes from current levels: (i) Mr. Chambers’ base salary was increased from $250,000 to $275,000 and his target bonus remained at 60%; (ii) Mr. Shagoury’s base salary was increased from $250,000 to $275,000 and his target bonus was increased from 40% of his base salary to 60% of his base salary; and (iii) Ms. McCann’s base salary was increased from $250,000 to $260,000 and her target bonus was increased from 40% of her base salary to 60% of her base salary. These changes will be effective February 16, 2006. In addition, the Committee approved reimbursements to Paul Ricci for tax, financial planning, and personal services of up to $40,000 in fiscal 2006.
Also on February 3, 2006, the Board of Directors approved changes to the cash compensation payable to non-employee members of the Board of Directors. From and after February 6, 2006, each non-employee director will receive an annual retainer of $30,000. The Chairman of the Audit Committee will receive an additional annual retainer of $15,000 and the other members of the Audit Committee will receive an additional annual retainer of $7,500. The Chairman of the Compensation Committee will receive an additional annual retainer of $7,500 and the other members of the Compensation Committee will receive an additional annual retainer of $5,000. The Chairmen of the Nominating and Governance Committees will receive an additional annual retainer of $5,000 and the additional members of the Nominating and Governance Committees will receive an additional annual retainer of $2,500.
ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 3, 2006, the Board of Directors appointed Steven E. Hebert, as the Company’s principal accounting officer. Mr. Hebert, age 52, joined the Company in January, 2006 as the Company’s Vice President and Corporate Controller. Prior to joining the Company, Mr. Hebert served as Vice President—Finance and Chief Financial Officer for Pressure BioSciences, Inc., a biotechnology company, from April 2005 to December 2005. From January 2004 to April 2005, he was an accounting and financial consultant. From 1998 to 2003, Mr. Hebert served as the Vice President and Corporate Controller for Brooks Automation, Inc., a provider of factory and tool automation software, hardware, and integration services to the semiconductor industry. His positions at Brooks Automation included serving as Corporate Controller from December 1998 to May 2002 and Vice President, Interim Chief Financial Officer and Corporate Controller from September 2002 to February 2003.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: February 9, 2006	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer